Exhibit 5.1

9 Appold Street London EC2A 2AP +44.20.7655.5000

12 July 2023

Liberty Global plc Griffin House 161 Hammersmith Road London W6 8BS
Form S-8 Registration Statement
1.INTRODUCTION
1.1We, Shearman & Sterling (London) LLP, act as English law legal advisors to Liberty Global plc, an English public limited company (the “Company”), who have requested our opinion in connection with the registration statement under the Securities Act of 1933 (and the rules and regulations promulgated thereunder) (the “Securities Act”) filed with the US Securities and Exchange Commission on Form S-8 (the “Registration Statement”) to which this letter (the “Opinion Letter”) is attached.
1.2The Registration Statement relates to the proposed allotment and issue of up to:
(a)20,142,171 Class A ordinary shares, nominal value $0.01 per share, of the Company (the “Class A Shares”);
(b)3,000,000 Class B ordinary shares, nominal value $0.01 per share, of the Company (the “Class B Shares”); and
(c)20,142,171 Class C ordinary shares, nominal value $0.01 per share, of the Company (the “Class C Shares” and, together with the Class A Shares and the Class B Shares, the “Shares”),
pursuant to the Liberty Global 2023 Incentive Plan initially adopted by the Company on 24 March 2023 and approved by the Company’s shareholders on 14 June 2023 (the “Plan”).
1.3We have taken instructions with respect to this Opinion Letter solely from the Company.
2.DEFINED TERMS AND CONSTRUCTION
2.1Terms defined or having a specified construction in the Plan shall have the same meanings when used in this Opinion Letter unless otherwise defined in this Opinion Letter (including the Schedule).

SHEARMAN.COM
We operate in the United Kingdom as Shearman & Sterling (London) LLP, a limited liability partnership organised in the United States under the laws of the State of Delaware, which laws limit the personal liability of partners. Shearman & Sterling (London) LLP is a multi-national partnership authorised and regulated by the Solicitors Regulation Authority (firm SRA number 211340). A list of all partners’ names, which includes solicitors and registered foreign lawyers, is available for inspection at the above address. Each partner of Shearman & Sterling (London) LLP is also a partner of Shearman & Sterling LLP. The Firm practices in Saudi Arabia in association with The Law Firm of Dr. Sultan Almasoud in association with Shearman & Sterling LLP. The Firm practices in Italy in association with Studio Legale Associato Shearman & Sterling LLP. Partners in the Rome and Milan offices are partners in Studio Legale Associato Shearman & Sterling LLP.
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2.2Headings in this Opinion Letter are for ease of reference only and shall not affect its interpretation.
2.3A reference in this Opinion Letter to any enactment of law, secondary legislation or regulation is a reference to that enactment, legislation or regulation as amended or re-enacted prior to the date of this Opinion Letter.
3.DOCUMENTS EXAMINED AND SEARCHES
3.1For the purposes of this Opinion Letter we have examined the documents listed in the Schedule (the “Opinion Documents”).
3.2On 12 July 2023 at 10:09 (London time) we carried out an online company search of the Company's records available on the public registers maintained by the Registrar of Companies in England and Wales which revealed no order or resolution for the winding-up and no notice of the appointment of a receiver or administrator of the Company (the “Company Search”).
3.3The Company Search would not reveal the presentation of a winding-up petition therefore we also made a telephone enquiry to the Insolvency and Companies List in London on 12 July 2023 at 10:01 (London time) which informed us that it has on its Central Registry of Winding Up Petitions no record of the presentation of any compulsory winding-up petitions or of any application or order, or of any notice of intention to appoint or notice of appointment of an administrator relating to the Company filed with the Court (the “Winding-up Search” and, together with the Company Search, the “Searches”).
3.4The documents, records and the Searches referred to above in this paragraph 3 are the only documents, records and information we have examined and the only searches we have carried out for the purposes of this Opinion Letter.
4.LIMITATIONS TO OPINION
4.1We have not investigated the laws of any country or jurisdiction other than England and we assume that no foreign law affects any of the conclusions stated below and express no opinion on compliance with the rules or regulations of any securities or investment exchange.
4.2This Opinion Letter is given only with respect to English law as applied by the English courts and published and in effect as at today's date and we expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this Opinion Letter that may affect the opinions expressed herein.
4.3This Opinion Letter and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with English law. The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Opinion Letter.
4.4We express no opinion as to matters of fact.

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4.5The opinion given in this Opinion Letter is strictly limited to the matters expressly stated in paragraph 6 (Opinion) and does not extend (and is not to be read as extending) to any other matters. We express no opinion as to any liability to taxation or duties which may arise or be suffered as a result of or in connection with the Opinion Documents or the transactions contemplated thereby nor their legality, enforceability or validity.
4.6This Opinion Letter and the opinion given in it is strictly limited to Shares newly allotted and issued by the Company and not to any Shares transferred or delivered by the Company out of treasury or by any other person nor any Shares held in trust.
5.ASSUMPTIONS
In giving this Opinion Letter we have assumed that (and that at the time of any allotment and issue of Shares):
5.1the shareholder resolutions numbered:
(a) “9” (U.K. Vote to Allot Shares in the Company and Grant Subscription and Conversions Rights);
(b)“10” (U.K. Vote to Waiver Preemptive Rights”); and
(c)“13” (Approve the Liberty Global 2023 Incentive Plan),
(together, the “Resolutions”) in the notice of annual general meeting and proxy statement for the 2023 annual general meeting of shareholders held on 14 June 2023 (the “AGM”), dated 28 April 2023 (the “Proxy Statement”), were validly passed and remain in full force and effect without modification and that all required documents, forms and notices were duly delivered to the Registrar of Companies;
5.2the Resolutions were validly passed at a duly convened meeting of the shareholders of the Company and remain in full force and effect without modification and any allotment and issue of Shares will be duly authorised pursuant to a valid authority or exemption to allot and issue such Shares on a non-pre-emptive basis and no allotment or issue (or purported allotment or issue) shall be made nor any rights granted (or purported to be granted) to acquire Shares without the proper power to so allot and issue Shares existing and continuing;
5.3the Plan constitutes a valid and legally binding obligation enforceable against the Company in accordance with its terms under the laws and regulations of all applicable jurisdictions, the performance of such obligations in connection with the Plan is not illegal or contrary to public policy in any place in which that obligation is to be performed and all acts, conditions or things to be fulfilled or performed in connection with the Plan under the laws of any jurisdiction have been duly fulfilled and performed;

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5.4there is and will be no offer of Shares except in circumstances which do not require the publication of a prospectus under the UK version of Regulation (EU) 2017/1129, as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law pursuant to the European Union (Withdrawal) Act 2018, Part VI of the Financial Services and Markets Act 2000 (the “FSMA”) and/or the prospectus rules of the Financial Conduct Authority as defined in section 73A(4) of the FSMA, no communication has or will be made or caused to be made to any person in breach of the FSMA, the Financial Promotion Order 2005, the Regulated Activities Order 2001 or any other applicable laws or regulations and the creation or performance of the Plan is not a regulated activity for the purposes of section 19 of the FSMA;
5.5the Committee has all requisite authority and power delegated by the Board, such authorisations and powers remain in full force and effect and the resolutions of the Committee set out in the Minutes (as defined in the Schedule) and any subsequent resolutions relating to the Plan were validly passed (at a duly convened, constituted and quorate meeting of duly appointed directors of the Company where such directors have disclosed all their relevant interests in the transactions contemplated by the Plan in accordance with the Companies Act 2006 (the “Act”) and the constitution of the Company and have confirmed that none of any such directors of the Company has an interest in such transactions that is not permitted by the Act and the constitution of the Company) (the “Board Resolutions”) and the Board Resolutions remain in full force and effect without modification;
5.6the entry into and delivery and performance by the Company of the Plan sufficiently benefits, and is in the interests of, the Company and is most likely to promote the success of the Company for the benefit of its members as a whole and that the directors of the Company exercised their powers bona fide to promote the success of the Company for the benefit of its members and for proper purposes and otherwise in accordance with their duties under all applicable laws and the articles of association of the Company (the “Articles”);
5.7in resolving to approve and in performing the Plan, the directors of the Company have acted and will act in good faith to promote the success of the Company for the benefit of its members as a whole and have exercised and will exercise their powers bona fide to promote such success and for proper purposes and otherwise in accordance with their duties under all applicable laws and the constitution of the Company and that the directors have otherwise complied and will otherwise comply with their duties as directors in so far as relevant to this Opinion Letter;
5.8no step has been taken to wind up, strike off or dissolve the Company or appoint an administrator or receiver or nominee or supervisor in respect of a company voluntary arrangement or similar official in respect of the Company or any of its assets or revenues or to obtain a moratorium which has not been revealed by our Searches, nor have any insolvency proceedings or analogous procedures been commenced in any jurisdiction outside England and Wales in relation to the Company or its assets or revenue;
5.9the Company is not insolvent (i.e. unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986) nor will, as a consequence of any Opinion Document or the performance of the Plan, become insolvent;
5.10all signatures, stamps and seals upon the Opinion Documents are genuine and the Opinion Documents are authentic, complete (whether as originals or copies and whether in electronic form or otherwise) and that such Opinion Documents are and remain up-to-date;

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5.11all copy documents submitted to us are complete and conform to the originals and, where any such document has been examined by us in draft or specimen form, it has been duly executed in that form by all parties thereto;
5.12the Certificate and other Opinion Documents remain accurate, complete and up-to-date and have not been amended nor any provision varied or waived and the statements made in such documents are accurate, complete and up-to-date;
5.13there is no other agreement, instrument or other arrangement, relationship or course of dealing which modifies or supersedes any Opinion Document and no such document has been amended, terminated or replaced;
5.14none of the Opinion Documents has been entered into in connection with money laundering or any other unlawful activity and no action in connection with the Plan is illegal or contrary to public policy;
5.15the information revealed by the Company Search was and remains complete, accurate and up to date in all respects as at the date of this Opinion Letter and has not since the time of such Company Search been altered or added to; and
5.16the information revealed by our Winding up Search was accurate in all respects and has not since the time of such Winding up Search been altered.
6.OPINION
6.1Based upon the foregoing, the assumptions and qualifications set out in this Opinion Letter and subject to any matters not disclosed to us, we are of the opinion, as at the date of this Opinion Letter, that any Shares issued and allotted pursuant to and in compliance with the Plan will be duly authorised, validly issued, fully paid up (or credited as having been fully paid up) and will be non-assessable, provided that:
(a)the Registration Statement is and remains effective under the Securities Act;
(b)the Plan is and remains validly approved and any such Shares are properly and validly allotted and issued in accordance with the Plan, the Articles and applicable laws and regulations;
(c)the delegation of authority to the Committee in respect of the Plan is and remains valid and on the date of any allotment and issue the Company, Board and Committee (as applicable) are duly authorised to do so and comply with all applicable laws and regulations;
(d)on or prior to the allotment and issue the Company receives the subscription price payable for the Share, in cash consideration, in an amount of not less than the nominal value of the Share (and any premium thereon); and
(e)all proper entries in relation to the allotment and issue are duly made in the books and registers of the Company and all required documents, forms and notices are duly delivered to the Registrar of Companies.

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6.2For the purposes of paragraph 6.1:
(a)“non-assessable” means that the registered holder of a Share (being that person whose name is entered into the Company’s register of members as the holder of that Share) shall not be liable, solely as a holder of that Share, for any call for further payment in respect of that Share unless otherwise expressly agreed by that person; and
(b)“cash consideration” has the meaning given in section 583(3) of the Act.
7.QUALIFICATIONS
The opinions in this Opinion Letter are subject to the qualifications and reservations set out below.
7.1The Company Search is not capable of revealing conclusively whether or not:
(a)a winding-up order has been made or a resolution passed for the winding up of the Company;
(b)an administration order has been made;
(c)a receiver, administrative receiver, administrator or liquidator has been appointed;
(d)an order has been made under the Cross Border Insolvency Regulations 2006, since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, there may be a delay in the relevant notice appearing on the file of the company concerned.
In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented, or whether or not any documents for the appointment of, or notice of intention to appoint, an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act has been filed with the court.
7.2The Winding up Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding-up order by a court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted, because:
(a)details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding Up Petitions immediately;

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(b)in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding Up Petitions;
(c)a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry of Winding Up Petitions, and the making of such order may not have been entered on the records immediately;
(d)details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and
(e)with regard to winding-up petitions, the Central Registry of Winding Up Petitions may not have records of winding-up petitions issued prior to 1994.
8.RELIANCE AND CONSENT TO DISCLOSURE
8.1This Opinion Letter is addressed to the Company and for its the sole benefit in connection with the Registration Statement and may not be assigned without our express prior written consent. This Opinion Letter is not to be relied upon by any other person or for any other purpose or quoted or referred to in any public document without our prior written consent. We hereby disclaim all responsibility to any person other than the Company in relation to this Opinion Letter.
8.2We hereby consent to this Opinion Letter being attached to the Registration Statement as an exhibit and publicly disclosed and referred to accordingly but such consent does not constitute an admission that we are in the category of persons from whom consent is required under section 7 of the Securities Act.

/s/ Shearman & Sterling (London) LLP

Shearman & Sterling (London) LLP

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SCHEDULE
LIST OF DOCUMENTS EXAMINED
1.An executed copy of the Registration Statement;
2.A copy of the Plan;
3.An excerpt of certain resolutions of a meeting of the Compensation Committee of the Board held on 24 March 2023;
4.A copy of the Proxy Statement and the Form 8-K filing dated 16 June 2023 showing the number of votes cast for and against, as well as the number of abstentions and broker non-votes on, the Resolutions at the AGM; and
5.Copies of the Company's certificate of incorporation, certificates of incorporation on a change of name and Articles, each existing as at the date hereof, in each case, as referred to or set out in the officer’s certificate signed by Bryan Hall and dated 12 July 2023 (the “Certificate”).
Please note that we have reviewed only electronic copies of the above documents for the purposes of this Opinion Letter.

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